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                                                           Exhibit 99(h)(1)(iii)

             AMENDMENT NO.3 TO INVESTMENT COMPANY SERVICES AGREEMENT

         This Amendment No. 3, dated as of the 15th day of October, 1999 made by and between Matthews International Funds, a Delaware business trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and First Data Investor Services Group, Inc. ("Investor Services Group"), a Massachusetts corporation (collectively, the "Parties").

                                WITNESSETH THAT:
         WHEREAS, the Parties originally entered into an Investment Company Services Agreement dated October 1, 1997 (the "Agreement"), wherein Investor Services Group agreed to provide certain services to the Trust; and

         WHEREAS, the Parties wish to amend the Agreement to provide of the addition of a separate series of shares;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

         1.       To the amendment of Schedule "B" as attached; and
         2. The addition of the MATTHEWS ASIAN TECHNOLOGY FUND as set forth on the attached amended Schedule "C".

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with amended Schedules "B" and "C", to be signed by their duly authorized officers as of the day and year first above written.


Matthews International Funds            First Data Investor Services Group, Inc.



/s/ G. Paul Matthews                    /s/ Kenneth J. Kempf
--------------------                    --------------------
By:  G. Paul Matthews, President        By:Kenneth J. Kempf, Senior Vice
                                        President



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                                                                      Schedule B
                                                        (as amended _____, 1999)


                                  Fee Schedule
                                       For
                          Matthews International Funds


I. Fees related to Fund Administration, and Portfolio Valuation and Mutual Fund Accounting: (1/12th payable monthly)

         A. Subject to a minimum fee of $100,000 for each separate series of shares of the Trust (except for the Matthews Japan Fund and the Matthews Asian Technology Fund which shall each be subject to a minimum fee of $50,000 so long as they do not offer multiple classes of shares) and subject to the discount as set forth below, the Trust agrees to pay Investor Services Group for services related to Fund Administration, and Portfolio Valuation and Mutual Fund Accounting at an annual rate of:

         .00100 on the first $250 million of average net assets of each separate series of shares
         .00075 on the next $250 million of average net assets of each separate series of shares
         .00050 on the next $250 million of average net assets of each separate series of shares
         .00030 on average net assets of each separate series of shares in excess of $750 million

         During the period October 1, 1997 to July 31, 1998, the annual fees set forth above are discounted on a monthly basis by 90% in the first month, 80% in the second month, 70% in the third month 60% in the fourth month, 50% in the fifth month, 40% in the sixth month, 30% in the seventh month, 20% in the eighth month 10% in the ninth month and the stated fees applying for the remaining term. In the event any separate series of shares average net assets exceed $100mm, this discount shall no longer apply and the stated fees shall apply.

         B. Pricing Services Quotation Fee

         Actual out of pocket costs for vendor pricing feeds costs will be identified based upon options selected by the Trust and will be billed monthly. These vendor fees include, but are not limited to per day/per CUSIP minimums, vendor monthly transmission charges and disk storage charges. These caosts are subject to change by the vendor.

         In addition, Investor Services Group charges $2.00 per issue per day for Futures and Currency Forward Contracts.

II.      Fees related to Shareholder Servicing
         Subject to a minimum fee of $36,000 for each separate operating series of shares of the Trust and $16,500 for each additional operating class of shares within each series, and subject to the discount as set forth

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         in section I.A. above, the Trust will be charged for maintenance of and transactions in each shareholder account as follows:

         A.       ACCOUNT FEE: (1/12th payable monthly)

                  Annual/Semi Annual Dividend Fund:           $10.00
                  Quarterly Dividend Fund                      12.00
                  Monthly Dividend Fund                        15.00
                  Daily Accrual Dividend Fund                  18.00
                  Inactive Account                              3.60


         B.       TRANSACTION CHARGES FOR EACH TRANSACTION IN AN INDIVIDUAL
                  ACCOUNT:

                  Master/Omnibus Subscription or Liquidation  $1.00
                  Wire Order for each Broker Call              4.00
                  New Account Registration; electronic         0.40
                  New Account Registration; paper              5.00
                  Rule 12b-1 Plan Calculation                  0.25

         C.       IRA'S, 403(b) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:
                  Annual Maintenance Fee - $12.00/account per year (Normally charged to participants)

III.     Fees related to Custody of Fund Assets using Bank of New York

         A. DOMESTIC SECURITIES AND ADRS: (1/12th payable monthly) U.S. Dollar Denominated Securities only

                  .00065     On the First     $ 10 Million of Average Net Assets
                  .00035     On the Next      $ 20 Million of Average Net Assets
                  .00025     On the Next      $ 20 Million of Average Net Assets
                  .000175    On the Next      $ 50 Million of Average Net Assets
                  .00015     On the Next      $150 Million of Average Net Assets
                  .000125    Over             $250 Million of Average Net Assets

                  Minimum monthly fee is $50 per portfolio for the Matthews Japan Fund

         B. CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE: (billed monthly)

                  Book Entry DTC, Federal Book Entry, PTC                $12.00
                  Physical/Options/GNMA/RIC's                            $24.00
                  Mortgage Backed Securities - Principal Pay Down Per
                  Pool                                                   $11.00

                  A transaction includes buys, sells, maturities or free security movements.

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         C.       WHEN ISSUED, SECURITIES LENDING, INDEX FUTURES, ETC.:
                  Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

         D.       CUSTODY OF FOREIGN SECURITIES PER GLOBAL PORTFOLIO:
                  (Bank of New York Custody Schedule)


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=================================== ===================== ====================

                          Countries *Safekeeping Charges   Transaction Fee
                                       (BASIS POINTS)           (USD)
                                    --------------------- --------------------
Argentina                                    22                   75
----------------------------------- --------------------- --------------------
Australia                                    5                    65
----------------------------------- --------------------- --------------------
Austria                                      6                    90
----------------------------------- --------------------- --------------------
Bangladesh                                   50                  180
----------------------------------- --------------------- --------------------
Belgium (reg bds)                           3.5                   80
----------------------------------- --------------------- --------------------
Belgium (equities and Cpn bds)               6                    80
----------------------------------- --------------------- --------------------
Brazil                                       35                   40
----------------------------------- --------------------- --------------------
Canada                                       3                    20
----------------------------------- --------------------- --------------------
Chile                                        35                   65
----------------------------------- --------------------- --------------------
China                                        25                   30
----------------------------------- --------------------- --------------------
Colombia                                     55                  165
----------------------------------- --------------------- --------------------
Czech Republic                               28                   65
----------------------------------- --------------------- --------------------
Denmark                                     4.5                  110
----------------------------------- --------------------- --------------------
Euromarket (Cedel/Euroclear)                 4                    20
----------------------------------- --------------------- --------------------
Finland                                      16                   75
----------------------------------- --------------------- --------------------
France                                       5                    75
----------------------------------- --------------------- --------------------
Germany                                      3                    40
----------------------------------- --------------------- --------------------
Greece                                       35                  150
----------------------------------- --------------------- --------------------
Hong Kong                                    13                   75
----------------------------------- --------------------- --------------------
Hungary                                      70                  205
----------------------------------- --------------------- --------------------
India                                        55                 180**
----------------------------------- --------------------- --------------------
Indonesia                                    15                  115
----------------------------------- --------------------- --------------------
Ireland                                     4.5                   55
----------------------------------- --------------------- --------------------
Israel                                       80                   60
----------------------------------- --------------------- --------------------
Italy                                        5                    95
=================================== ===================== ====================


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=================================== ===================== ====================

                          Countries *Safekeeping Charges   Transaction Fee
                                       (BASIS POINTS)           (USD)
----------------------------------- --------------------- --------------------
Japan                                        5                    15
----------------------------------- --------------------- --------------------
Luxembourg                                   10                   85
----------------------------------- --------------------- --------------------
Malaysia                                     13                  115
----------------------------------- --------------------- --------------------
Mexico (bonds)                               15                   30
----------------------------------- --------------------- --------------------
Netherlands                                  8                    17
----------------------------------- --------------------- --------------------
New Zealand                                 4.5                   90
----------------------------------- --------------------- --------------------
Norway                                       4                    90
----------------------------------- --------------------- --------------------
Pakistan                                     45                  170
----------------------------------- --------------------- --------------------
Peru                                         80                  195
----------------------------------- --------------------- --------------------
Philippines                                 16.5                 125
----------------------------------- --------------------- --------------------
Poland                                       60                  155
----------------------------------- --------------------- --------------------
Portugal                                     35                  145
----------------------------------- --------------------- --------------------
Singapore                                    10                   60
----------------------------------- --------------------- --------------------
South Africa                                 3                    40
----------------------------------- --------------------- --------------------
South Korea                                  16                   30
----------------------------------- --------------------- --------------------
Spain                                        6                    55
----------------------------------- --------------------- --------------------
Sweden                                       4                    65
----------------------------------- --------------------- --------------------
Switzerland                                 4.5                  105
----------------------------------- --------------------- --------------------
Taiwan                                       21                  115
----------------------------------- --------------------- --------------------
Thailand                                     7                    50
----------------------------------- --------------------- --------------------
Turkey                                       35                  105
----------------------------------- --------------------- --------------------
United Kingdom                               4                    40
----------------------------------- --------------------- --------------------
United Kingdom (gilts)                       5                    55
----------------------------------- --------------------- --------------------
Uruguay (Equities)                           65                   90
----------------------------------- --------------------- --------------------
Uruguay (bonds)                              45                   90
----------------------------------- --------------------- --------------------
Venezuela                                    55                  180
----------------------------------- --------------------- --------------------

Chart Notes:
* Fee expressed in basis points per annum is calculated based upon month-end market value

** Transaction charge is per 10,000 shares or part thereof


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                  A transaction includes buys, sells, maturities or Free
                  Security movements

                  Global Network Usage Fee:  $500 per portfolio per month

                  Minimum charges imposed by Agent Banks/Local Administrators:
                  Chile    USD 5,000 per annum
                  Columbia USD 600 per month
                  Peru     USD 6,000 per annum per account
                  Brazil   USD 15 basis points for annual administrative charge
                  Taiwan   USD 3,000 account opening charge

         E.       CUSTODY MISCELLANEOUS FEES:
                  Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

IV.      Out-of-Pocket Expenses

The Trust will reimburse Investor Services Group monthly for all reasonable out-of-pocket expenses, including telephone, postage, EDGAR filings, Fund/SERV and Networking expenses, incoming wire charges, telecommunications, special reports, record retention, special transportation costs, copying and sending materials to auditors and/or regulatory agencies as incurred and approved.

V.       Additional Services

To the extent the Trust commences investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign currency futures and options, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services, programming requests, or reports will be quoted upon request.

VI.      Allocation of Fees

Notwithstanding the foregoing, the total of all fees payable under this Agreement shall be prorated on the basis of each series and/or class average net assets.


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                                                                    Schedule "C"
                                                        (as amended _____, 1999)


                             IDENTIFICATION OF FUNDS
                             -----------------------



Below are listed the separate funds to which services under this Agreement are to be performed as of the Execution Date of this Agreement:

                          Matthews International Funds
                          ----------------------------

                  Matthews Asian Growth and Income Fund - Class I
                  MATTHEWS ASIAN TECHNOLOGY FUND - CLASS I
                  Matthews Dragon Century China Fund - Class A and Class I Matthews Korea Fund - Class A and Class I
                  Matthews Japan Fund - Class I
                  Matthews Pacific Tiger Funds - Class A and Class I


This Schedule "C" may be amended from time to time by agreement of the Parties.